                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement              [ ] Confidential, For Use of
                                                 the Commission Only (as
[ ] Definitive Proxy Statement                   Permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   VANS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [ ] No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

             ------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

             ------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



         (4) Proposed maximum aggregate value of transaction:

             ------------------------------------------------------------------


         (5) Total fee paid:

             ------------------------------------------------------------------


         [ ] Fee paid previously with preliminary material.
         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

             ------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:

             ------------------------------------------------------------------

         (3) Filing Party:

             ------------------------------------------------------------------

         (4) Date Filed:

             ------------------------------------------------------------------

                                   [VANS LOGO]


                             15700 SHOEMAKER AVENUE
                       SANTA FE SPRINGS, CALIFORNIA 90670

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 22, 1997

                               Dear Stockholders:

    The 1997 Annual Meeting of Stockholders of Vans, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, October 22, 1997, at 10:00 a.m., Pacific Time, at the Sheraton Cerritos Hotel, 12725 Center Court Drive, Cerritos, California, for the following purposes:

    1. To elect nine directors to serve for the ensuing year and until their successors are duly elected and qualified;

    2. To consider and act upon a proposal to amend Section 1 of Article V of the Company's Restated Certificate of Incorporation to provide for a classified Board of Directors;

    3. To consider and act upon a proposal to adopt the Company's Vanstastic Employee Stock Option Plan;

    4. To consider a non-binding resolution to re-ratify and re-approve the Company's Stockholder Rights Plan, which was first ratified and approved by the stockholders at the 1994 Annual Meeting;

    5. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for fiscal 1998; and

    6. To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

    In accordance with the Company's Restated By-Laws, the Board of Directors has fixed the close of business on August 20, 1997, as the record date for the purpose of determining stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. The stock transfer books will not be closed.

    A list of the stockholders entitled to vote at the Annual Meeting may be examined at the Company's executive offices, located at 15700 Shoemaker Avenue, Santa Fe Springs, California, during the 10-day period preceding the Annual Meeting.

    YOUR VOTE IS VERY IMPORTANT. Therefore, whether or not you plan to attend the Annual Meeting in person, please sign and return the enclosed proxy in the envelope provided. If you attend the Annual Meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

                                     By Order of the Board of Directors,

                                     /s/ CRAIG E. GOSSELIN

                                     Craig E. Gosselin
                                     Vice President, General Counsel,
                                     and Corporate Secretary
September 4, 1997
Santa Fe Springs, California

                                   [VANS LOGO]
                             15700 SHOEMAKER AVENUE
                       SANTA FE SPRINGS, CALIFORNIA 90670

                                 PROXY STATEMENT

              INFORMATION RELATING TO VOTING AT THE ANNUAL MEETING

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vans, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Wednesday, October 22, 1997, and at any adjournment thereof. The approximate date of mailing of this Proxy Statement and the accompanying proxy card is September 4, 1997.

    The Board of Directors of the Company has selected August 20, 1997, as the record date for the Annual Meeting. Only those stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. The Company had a total of __________ shares of $.001 par value common stock (the "Common Stock") outstanding at August 20, 1997. The Common Stock is the only outstanding class of voting securities of the Company. Stockholders will be entitled to one vote for each share of stock held by them of record at the close of business on the record date on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting. Stockholders are not entitled to cumulate their votes and have no rights of appraisal with respect to the proposals described herein.

    All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, proxies received will be voted in favor of the election of the nine director nominees named in this Proxy Statement and in favor of the other proposals described herein. Proxies solicited hereby may be voted for adjournment of the Annual Meeting (whether or not a quorum is present for the transaction of business) in order to permit further solicitation of proxies if the Board of Directors of the Company determines that such adjournment would be advisable in order to obtain sufficient votes for approval of the matters to be voted upon at the Annual Meeting.

    The Board of Directors does not know of any other business to be presented for action at the Annual Meeting. If any other business is properly presented at the Annual Meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named in such proxies. A stockholder's proxy may be revoked at any time before it is voted at the Annual Meeting by giving written notice of such revocation to the Corporate Secretary of the Company (which notice may be given by the filing of a duly executed proxy bearing a later date) or by attending the Annual Meeting and voting in person.

    The costs of this proxy solicitation will be paid by the Company. To the extent necessary, proxies may also be solicited by personnel of the Company in person, by telephone, or through other forms of communication. Company personnel who participate in this solicitation will not receive any additional compensation for such solicitation. The Company will request record holders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable expenses incurred in doing so.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of August 28, 1997: (i) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) by each director; (iii) the executive officers named in the Summary Compensation Table; and (iv) by all directors and executive officers of the Company as a group.

                                              AMOUNT AND NATURE        PERCENT
         NAME                             OF BENEFICIAL OWNERSHIP(1)   OF CLASS
         ----                             --------------------------   --------

McCown De Leeuw & Co. ........................   1,000,001(2)              %
  3000 Sand Hill Road
  Bldg. 3, Suite 290
  Menlo Park, CA 94025
Wall St. Associates ..........................     744,000(3)              %
  1200 Prospect St.
  Suite 100
  La Jolla, CA 92038-8589
AIM Management Group, Inc. ...................     668,200(4)              %
  11 Greenway Plaza
  Suite 1919
  Houston, TX 77046
Zweig-DiMenna Partners, Inc. .................     648,900(5)              %
  c/o Zweig - DiMenna Associates LLC
  900 Third Avenue
  New York, NY 10022
George E. McCown .............................   1,000,001                 %
David E. De Leeuw ............................   1,000,001                 %
Walter E. Schoenfeld .........................     255,000                 %
Philip H. Schaff, Jr .........................     118,892                 *
Wilbur J. Fix ................................      34,667                 *
James R. Sulat ...............................      12,501                 *
Kathleen M. Gardarian ........................      10,001                 *
Gary H. Schoenfeld ...........................     146,000                 *
Lisa M. Douglas ..............................       6,667                 *
Neal R. Lyons ................................      14,930                 *
Sari K. Ratsula ..............................      35,830                 *
Craig E. Gosselin ............................      17,940                 *
Kyle B. Wescoat ..............................      10,834                 *
All directors and executive officers as a
  group (22 persons) .........................   1,705,771                 %

------------------------------

  *  Represents beneficial ownership of less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on shares of Common Stock outstanding as of August 20, 1996.

 (2) Includes 83,661 shares held by MDC/JAFCO Ventures ("MDC/JAFCO"), an affiliate of McCown De Leeuw & Co. ("MDC") .

 (3) Based on a Schedule 13G filed by Wall St. Associates for the year ended December 31, 1996.

 (4) Based on a Schedule 13G filed for the year ended December 31, 1996, by AIM Management Group, on behalf of itself and its wholly-owned subsidiaries, AIM Advisors, Inc. and AIM Capital Management, Inc.

 (5) Based on Amendment No. 1 to a Schedule 13D, dated February 19, 1997, filed by Zweig - DiMenna Partners L.P., Zweig - DiMenna International Limited, Zweig - DiMenna International Managers, Inc., on behalf of a discretionary account, Gotham Advisors Inc., on behalf of a discretionary account, and Zweig/Glaser Advisors, on behalf of discretionary accounts.

 (6) Includes 916,340 shares held by MDC and 83,661 shares held by MDC/JAFCO. See Note 2 above. Mr. McCown is a general partner of MDC Management Company, the general partner of MDC and MDC/JAFCO, and may be deemed to own beneficially all of the shares held by MDC and MDC/JAFCO.

 (7) Includes 916,340 shares held by MDC and 83,661 shares held by MDC/JAFCO. See Note 2 above. Mr. De Leeuw is a general partner of MDC Management Company, the general partner of MDC and MDC/JAFCO, and may be deemed to own beneficially all of the shares held by MDC and MDC/JAFCO. Mr. De Leeuw has no direct ownership of any Common Stock.

 (8) Consists of 199,141 shares of Common Stock that are subject to stock options which are exercisable within 60 days of August 28, 1997. Excludes 42,000 shares of Common Stock that are subject to stock options which are not exercisable within 60 days of August 28, 1997.

 (9) Excludes 1,000,001 shares held by MDC and its affiliate, MDC/JAFCO. Mr. Schaff is a limited partner of MDC and is entitled to receive a portion of such shares upon distribution by the partnership. MDC currently controls the power to vote and dispose of such shares, therefore, Mr. Schaff disclaims beneficial ownership of such shares. Excludes 19,999 shares of Common Stock that are subject to non-statutory stock options which are not exercisable within 60 days of August 28, 1997. Includes 38,181 shares of Common Stock that are subject to non-statutory stock options which are exercisable within 60 days of August 28, 1997.

(10) Includes 20,667 shares of Common Stock that are subject to non-statutory stock options which are exercisable within 60 days of August 28, 1997. Excludes 28,999 shares of Common Stock that are subject to non-statutory stock options which are not exercisable within 60 days of August 28, 1997

(11) Represents shares of Common Stock that are subject to non-statutory stock options which are exercisable within 60 days of August 28, 1997. Excludes 4,999 shares of Common Stock that are subject to the same non-statutory stock options which are not exercisable within 60 days of August 28, 1997.

(12) Represents shares of Common Stock that are subject to non-statutory stock options which are exercisable within 60 days of August 28, 1997. Excludes 7,499 shares of Common Stock that are subject to the same non-statutory options which are not exercisable within 60 days of August 28, 1997.

(13) Includes 114,000 shares of Common Stock that are subject to incentive stock options which are exercisable within 60 days of August 28, 1997. Excludes 66,000 shares of Common Stock that are subject to the same stock options which are not exercisable within 60 days of August 28, 1997.

(14) Represents shares of Common Stock that are subject to non-statutory options which are exercisable within 60 days of August 28, 1997. Excludes 5,833 shares of Common Stock that are subject to the same non-statutory stock options which are not exercisable within 60 days of August 28, 1997.

(15) Includes 5,001 shares of Common Stock that are subject to incentive stock options which are exercisable within 60 days of August 28, 1997. Excludes 19,999 shares of Common Stock that are subject to the same options which are not exercisable within 60 days of August 28, 1997.

(16) Includes 35,775 shares of Common Stock that are subject to incentive stock options which are exercisable within 60 days of August 28, 1997. Excludes 43,777 shares of Common Stock that are subject to the same options which are not exercisable within 60 days of August 28, 1997.

(17) Includes 17,440 shares of Common Stock that are subject to incentive stock options which are exercisable within 60 days of August 28, 1997. Excludes 24,333 shares of Common Stock that are subject to the same options which are not exercisable within 60 days of August 28, 1997, and 5,773 shares of restricted stock which will not vest unless Mr. Gosselin is employed by the Company on September 17, 1997.

(18) Includes 10,834 shares of Common Stock that are subject to incentive stock options which are exercisable within 60 days of August 28, 1997. Excludes 23,666 shares of Common Stock that are subject to the same options which are not exercisable within 60 days of August 28, 1997.

(19) Includes an aggregate of 1,000,001 shares held by MDC and MDC/JAFCO, entities affiliated with George E. McCown and David E. De Leeuw, both of whom are directors and officers of the Company. See Notes 2, 3, and 4 above. Also includes 512,716 shares that are subject to non-statutory and incentive stock options which are exercisable within 60 days of August 28, 1997 and held by certain executive officers and directors of the Company.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

    The Restated By-laws of the Company, as amended, provide for no less than five and no more than 11 directors, as determined from time to time by the Board. The Board has currently fixed the number of directors at nine. Proxies cannot be voted for a greater number of persons than the nominees listed below. The Restated By-laws currently provide that the directors shall be elected annually. However, if the proposal to create a classified Board is adopted, each class of directors will stand for election once every three years. See "Proposal 2 Classified Board of Directors."

    Set forth below are the names of the persons nominated by the Board of Directors for election as directors at the Annual Meeting, together with their ages, principal occupations and business experience during the last five years, present directorships and the year each first became a director of the Company. All of the nominees are presently directors. If any nominees are unable to serve as a director, the person or persons voting the proxies solicited hereby will select another nominee in his or her place. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. The vote of a plurality of the total votes cast in person or by proxy at the Annual Meeting is required to elect each of the nominees. Pursuant to the Restated By-laws, abstentions and broker non-votes will not be deemed votes cast.

                                                                       FIRST
                                                                       BECAME
 NOMINEES FOR ELECTION    AGE    POSITION HELD IN THE COMPANY        A DIRECTOR
 ---------------------    ---    ----------------------------        ----------

Walter E. Schoenfeld      66    Director and Chairman of the            1991
                                Board
Gary H. Schoenfeld        34    Director; President and Chief           1995
                                Executive Officer
George E. McCown          62    Director and Vice Chairman of the       1988
                                Board
David E. De Leeuw         53    Director and Vice Chairman of the       1988
                                Board
Philip H. Schaff, Jr.     76    Director                                1989
Wilbur J. Fix             70    Director                                1993
James R. Sulat            47    Director                                1994
Kathleen M. Gardarian     52    Director                                1994
Lisa M. Douglas           38    Director                                1995

    WALTER E. SCHOENFELD has served as a director since August 1991 and has served as Chairman of the Board since July 1996. He served as Chief Executive Officer from May 1995 to February 1997 and was President from May 1995 to July 1996. He previously held the positions of President and Chief Executive Officer from July 1993 to September 1994. From April 1993 to July 1993, he served as Acting President and Chief Executive Officer. Mr. Schoenfeld was a Vice Chairman of the Board from March 1993 to July 1996. Mr. Schoenfeld has served as Chairman of the Board of Schoenfeld Group Ltd., a private consulting and investment company, since 1987, and as Chairman of the Board of Access Long Distance Telephone Company since 1991. From 1983 to 1987, he was Chairman of the Board and Chief Executive Officer of Schoenfeld Neckwear Company, a leading neckwear company. Mr. Schoenfeld founded Britannia Sportswear Company in 1971 and served as Chairman of the Board and Chief Executive Officer of Schoenfeld Industries, Inc., its parent company. From 1976 to 1982, he was a General and Limited Partner of the Seattle Mariners Baseball club. He is a limited partner of two partnerships affiliated with MDC, which partnerships do not hold any stock of the Company. Mr. Schoenfeld is the father of Gary H. Schoenfeld, a director and President and the Chief Executive Officer of the Company. Mr. Schoenfeld received a B.B.A. from the University of Washington.

    GARY H. SCHOENFELD has served as a director since November 1995. He became President in July 1996 and Chief Executive Officer in February 1997. He has served as the Company's Chief Operating Officer from September 1995 to February 1997. Prior to joining the Company, Mr. Schoenfeld was a partner of MDC. During his employment with MDC from July 1988 to August 1995, Mr. Schoenfeld was a director of five MDC-affiliated companies, and has been involved with the Company since 1989. Prior to joining MDC, Mr. Schoenfeld was employed for two years by David H. Murdock, a private financier, and was previously involved in a variety of projects with Brittania Sportswear Company, including offshore sourcing operations in Hong Kong. Mr. Schoenfeld is a director of Fitness Holdings, Inc., an MDC portfolio company. Mr. Schoenfeld is the son of Walter E. Schoenfeld, the Company's Chairman of the Board. Mr. Schoenfeld received a B.A. from the University of California at Los Angeles and an M.B.A. from Stanford University.

    GEORGE E. MCCOWN has served as Vice Chairman of the Board since July 1996. From February 1988 to July 1996, he was Chairman of the Board. From February until July 1988, he served as President/Chief Executive Officer. Mr. McCown was co-founder and has been a managing general partner of MDC Management Company, the general partner of MDC, since 1984. MDC is a significant stockholder of the Company. See "Security Ownership of Management and Certain Beneficial Owners." He also serves as Chairman of the Board and a director of BMC West Corporation, a publicly traded corporation, and is a director of Specialty Paperboard, Inc., a publicly traded corporation, Nimbus CD International, a publicly traded corporation, and several other MDC portfolio companies. Mr. McCown received a B.S. from Stanford University and an M.B.A. from Harvard University.

    DAVID E. DE LEEUW became Vice Chairman of the Board and Chief Financial Officer in February 1988. He became Secretary in July 1988 and resigned as Chief Financial Officer in June 1991. He resigned as Secretary in May 1993. Mr. De Leeuw was co-founder and has been a managing general partner of MDC Management Company, the general partner of MDC, since 1984. MDC is a significant stockholder of the Company. See "Security Ownership of Management and Certain Beneficial Owners." Mr. De Leeuw also serves as a director of Nimbus CD International, a publicly traded corporation, and several other MDC portfolio companies. Mr. De Leeuw received a B.A. from Lafayette College and an M.B.A. from Columbia University.

    PHILIP H. SCHAFF, JR. has served as a director of the Company since January 1989. Mr. Schaff has owned and operated his own investment and consulting firm, Phil Schaff Enterprises, since 1983. From 1947 to 1983, Mr. Schaff was employed by Leo Burnett Co., Inc., a leading advertising agency, eventually becoming its Chairman of the Board and Chief Executive Officer. Mr. Schaff is a limited partner of MDC, a significant stockholder of the Company. See "Security Ownership of Management and Certain Beneficial Owners." He is a former Trustee of Princeton University and has been President of several not-for-profit institutions.

    WILBUR J. FIX has served as a director of the Company since February 1993. He is Vice Chairman of Access Long Distance Telephone Company and Chairman of the Board of Fix Management Group. From 1980 to 1993, Mr. Fix was Chairman of the Board and Chief Executive Officer of The Bon Marche, a Seattle-based chain of department stores which was acquired by Campeau Corporation in 1986. Mr. Fix ultimately became Senior Vice President of Allied Stores Corporation, the parent company of The Bon Marche, and a member of the Boards of Directors of Allied Stores and Federated Stores. Mr. Fix began his career at The Bon Marche in 1950 as a trainee, and held several positions at that company prior to his appointment as Chairman of the Board and Chief Executive Officer. He is a limited partner of a partnership affiliated with MDC, which partnership does not hold any Common Stock of the Company. Mr. Fix is a member of the Board of Directors of Savi, a privately-held retailer of ready-to-wear apparel, Access Long Distance Telephone Company, BMC West Corporation, a publicly traded corporation, and Thrifty Foods of Burlington, Inc. Mr. Fix received a B.A. from the University of Washington.

    JAMES R. SULAT has served as a director of the Company since October 1994. He is the Chief Financial Officer of Stanford Health Services, a not-for-profit health care provider which operates the Stanford University hospital and clinic. From 1990 to 1993 Mr. Sulat was Chief Financial Officer and Vice President of Operations of Esprit de Corp, a San Francisco-based apparel company. From 1983 to 1990 he was Vice President of Waverly Associates, a Palo Alto-based investment company. He is a limited partner of a partnership affiliated with MDC, which partnership does not hold any Common Stock of the Company. Mr. Sulat received a B.S. from Yale University and an M.B.A. and M.S. from Stanford University.

    KATHLEEN M. GARDARIAN has served as a director of the Company since December 1994. She has been, since 1988, the owner and President of Qualis International, Inc., an Irvine, California-based international trading and distribution company. Prior to founding Qualis, Ms. Gardarian was a manufacturer's representative for Fuji Electro-Chemical Co. of Japan. Ms. Gardarian is a founding Trustee and Board member of the World Business Academy, an international network of business executives, and is on the Advisory Boards of The Gorbachev U.S.A. Foundation and The Institute of Ecolonomics. She is also on the Board of Red Rose Collection, a publicly traded nationwide catalog company, and is a member of Capital Circle, whose members invest in women-led socially responsible businesses. Ms. Gardarian received a B.A. from the University of California at Los Angeles.

    LISA M. DOUGLAS has served as a director since November 1995. Ms. Douglas is President of Nufitness Corporation, a producer of fitness-related television, audio, visual aids and wellness programs. Prior to founding Nufitness in 1991, Ms. Douglas was Director of Corporate Sales for Koala Blue, a women's sportswear manufacturer. Ms. Douglas currently serves on the Board of the Steering Committee of the Associates of Cedars-Sinai Medical Center and the Douglas Family Foundation.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
                    VOTE FOR THE ABOVE NOMINEES TO THE BOARD.

    Effect of Creation of Classified Board of Directors. In the event that the proposal to create a classified Board of Directors is adopted by the stockholders (see "Proposal 2 - Classified Board of Directors"), the terms of office for all of the directors will no longer be one year. Instead, the Board will be divided into three classes as follows: David E. De Leeuw, Kathleen M. Gardarian and Philip H. Schaff, Jr. will hold office until the 1998 Annual Meeting; George E. McCown, James R. Sulat and Lisa M. Douglas will hold office until the 1999 Annual Meeting; and Walter E. Schoenfeld, Gary H. Schoenfeld and Wilbur J. Fix will hold office until the 2000 Annual Meeting.

    Board Committees. The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for officers and employees of the Company; an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent auditors, and determines the Company's investment policies; an Executive Committee, which reviews the operations of the Company on a periodic basis; a Real Estate Committee, which reviews the Company's real estate and retail store operations; a Mergers and Acquisitions Committee, which considers appropriate acquisitions for the Company; and a Nominating Committee, which considers and recommends appropriate candidates for the Board. The Nominating Committee does not, at this time, consider nominees for the Board recommended by stockholders.

     The members of the Compensation Committee are Wilbur J. Fix, Chairman, Philip H. Schaff, Jr. and Lisa M. Douglas. The Compensation Committee met, or acted pursuant to Written Consent, nine times during fiscal 1997. The members of the Audit Committee are David E. De Leeuw, Chairman, Philip H. Schaff, Jr., Wilbur J. Fix and James R. Sulat. The Audit Committee met six times during fiscal 1997. The members of the Executive Committee are George E. McCown, Chairman, Walter E. Schoenfeld, David E. De Leeuw and Gary H. Schoenfeld. The Executive Committee met four times during fiscal 1997. The members of the Real Estate Committee are Wilbur J. Fix, Chairman, Walter E. Schoenfeld, and Kathleen
M. Gardarian. The Real Estate Committee me one time during fiscal 1997. The members of the Mergers and Acquisitions Committee are James R. Sulat, Chairman, Walter E. Schoenfeld and Gary H. Schoenfeld. The members of the Nominating Committee are Walter E. Schoenfeld, Chairman, George E. McCown, Lisa M. Douglas, and Gary H. Schoenfeld. Neither the Mergers and Acquisitions Committee nor the Nominating Committee met during fiscal 1997.

    Compensation of Directors. It is the Company's policy to pay its outside directors (who are currently Messrs. Schaff, Fix and Sulat, Ms. Gardarian and Ms. Douglas) a quarterly fee of $3,000 plus a fee of $2,000 for in-person Board and Committee meetings and $1,000 for telephonic Board and Committee meetings, as compensation for their services. All directors are reimbursed for expenses incurred in connection with attendance at Board and Committee meetings. Pursuant to a management agreement, MDC Management Company, the general partner of MDC, has provided management, consulting and financial services to the Company for a fixed annual fee, subject to adjustment based upon increases in the Consumer Price Index. Services rendered by MDC Management Company include, but are not necessarily limited to, advice and assistance concerning any and all aspects of the operation, planning and financing of the Company. The agreement currently provides for a fixed annual fee of $350,000, paid on a monthly basis, and ends in May 1998. See "Certain Transactions." MDC is a significant stockholder of the Company and George E. McCown and David E. De Leeuw, each of whom is a director and officer of the Company, are general partners of MDC Management Company Messrs. McCown and De Leeuw receive no director compensation. See "Security Ownership of Management and Certain Beneficial Owners."

    Meetings of the Board of Directors. During fiscal 1997, there were nine regularly scheduled and special meetings of the Board of Directors of the Company. The Board also acted pursuant to Written Consent one time during fiscal 1997.

    Each nominee for the Board attended at least 75% of the aggregate of (i) the total number of Board meetings, and (ii) the total number of Board meetings held by all Committees on which he or she served.

    Information Relating to Executive Officers. Set forth below are the names and ages of the executive officers of the Company, other than Walter E. and Gary
H. Schoenfeld and George E. McCown and David E. De Leeuw (see "Proposal 1 -- Election of Directors"), together with the positions held by these persons.

      NAME             AGE                TITLE
      ----             ---                -----
Sari K. Ratsula         32    Senior Vice President--Sales
                                and Product Development
Kyle B. Wescoat         45    Vice President--Chief Financial Officer
Steven J. Van Doren     41    Vice President--Private Label and Promotions
Neal R. Lyons           40    Vice President--Retail Stores
John T. Dickinson       31    Vice President--International Sales and Licensing
Craig E. Gosselin       37    Vice President--General Counsel,
                                and Corporate Secretary
Charles C. Kupfer       36    Vice President and Assistant Corporate Secretary
Gary L. Dunlap          52    Vice President--Management Information Systems
Robert H. Camarena      31    Vice President--Distribution and
                                Corporate Logistics
Casey G. Waid           29    Vice President--Apparel
Jay E. Wilson           50    Vice President--Marketing
John Walker             36    Vice President--Merchandising
Ralph Serna             40    Vice President--Design

    SARI K. RATSULA has been Senior Vice President Sales and Product Development since December 1996. Prior to that time, she was Vice President -- Design and Product Development from June 1994 to December 1996. She has been employed by the Company since 1989, and has been involved in all facets of the design and development of the Company's product line, ultimately becoming Director of Product Development, a position she held from 1991 to June 1994. Ms. Ratsula received an M.S. from the Helsinki School of Economics and Business Administration.

    KYLE B. WESCOAT has served as Vice President -- Chief Financial Officer since February 1996. From November 1995 to February 1996, Mr. Wescoat served as Assistant to the President of Equity Management Inc., a marketing services company that specializes in brand extension licensing. From January 1994 to October 1995, Mr. Wescoat was Chief Financial Officer of Shirmar Corporation, an industrial products company. From August 1990 to January 1994, Mr. Wescoat served as Chief Financial Officer of PLC Leather, a manufacturer, wholesaler and importer of women's fashion accessories. Mr. Wescoat received a B.S. from Drexel University and an M.B.A. from the University of Michigan.

    STEVEN J. VAN DOREN has been a Vice President since May 1990. He is currently primarily responsible for the Company's point-of-purchase and promotional efforts. Mr. Van Doren has been employed by the Company in various capacities since the formation of the predecessor of the Company in 1966. Mr. Van Doren is the son of Paul Van Doren, a founder of the predecessor of the Company.

    NEAL R. LYONS has been Vice President -- Retail Stores since February 1995. Prior to joining the Company, Mr. Lyons was Director of Stores for Reebok from June 1994 to February 1995. From September 1989 to June 1994, he was President of Midlantic Footwear, a large-scale footwear and apparel organization and a division of Intershoe Inc.

    JOHN T. DICKINSON has been a Vice President of the Company since July 1996. He joined the Company in May 1996 as Director-Licensing, and assumed responsibility for international sales in October 1995. Prior to joining the Company, Mr. Dickinson was International General Manager of Maui and Sons Inc. from February 1994 to March 1995. From May 1992 to February 1994, he was Vice President of Sales and Marketing for Hobie Snowboards Inc. Mr. Dickinson holds a Masters of Business Administration in International Business from San Diego State University.

    CRAIG E. GOSSELIN has been Vice President -- General Counsel of the Company since July 1992. He became Secretary in May 1993. He was an Assistant Secretary of the Company from February 1988 to May 1993. From March 1990 to June 1992, Mr. Gosselin was a Partner of the law firm of Cooper & Dempsey. Mr. Gosselin received a B.B.A. from Loyola Marymount University and a J.D. from Southwestern University School of Law.

    CHARLES C. KUPFER has been a Vice President and Assistant Corporate Secretary of the Company since July 1996. He was the Company's Controller from September 1994 to October 1996 when he took charge of the Company's production and sourcing efforts. From July 1995 to December 1995 he was Acting Chief Financial Officer of the Company. He served as Assistant Controller of the Company from August 1992 until September 1994. Mr. Kupfer received a B.A. from the University of California at Irvine and a second B.A. from the California State University at Fullerton.

    GARY L. DUNLAP has been Vice President -- Management Information Systems since May 1995. Prior to joining the Company he was Vice President -- Information Services for OroAmerica, Inc. from March 1992 to April 1995, and held the same position at Berkshire Properties & Development from July 1985 to March 1992. Mr. Dunlap received a B.S. from Lycoming College.

    ROBERT H. CAMARENA has been Vice President -- Distribution and Corporate Logistics since February 1996. Prior to that time, from May 1995 to February 1996, Mr. Camarena was Director of Distribution and Corporate Logistics. Prior to joining the Company, Mr. Camarena was General Manager of Silver America and Vice President of Operations of OroAmerica, Inc. from May 1992 to May 1995. From May 1991 to May 1992, Mr. Camarena was Director of Distribution of Cecil Sayda Co.

    CASEY G. WAID has been Vice President -- Apparel of the Company since December 1996. She joined the Company in June 1996 as Director of Apparel. Prior to joining the Company, she was employed by Adidas America Inc. from June 1992 to June 1996 in various positions, eventually becoming a Senior Marketing Manager for Apparel. Ms. Waid received a B.A. from the University of North Texas.

    JAY E. WILSON has been Vice President -- Marketing of the Company since December 1996. Prior to joining the Company, Mr. Wilson was a consultant with Dark Horse Distribution from February 1995 to December 1996, focusing on extreme sports brands. From March 1994 to February 1995, he was a Managing Partner of Brand Building Communications, a venture providing brand building expertise to clients such as Disney Americast, Rhino Records and Kids Mart. From December 1990 to March 1994, he was Creative Director of Lintas Campbell Ewald, an advertising agency located in Los Angeles. Mr. Wilson received a B.A. from the Art College of Design.

    JOHN WALKER has been Vice President -- Merchandising of the Company since February 1997. From July 1993 to February 1996, Mr. Walker was a buyer and merchandiser for Journeys, a division of Genesco. From 1991 to February 1992, he was in charge of product design and national sales for Shando International, a sourcing company for private label brands and U.S. wholesalers. Mr. Walker received a B.A. from Lenoir Rhyne College.

    RALPH SERNA has been Vice President -- Design of the Company since June 1997. Prior to becoming a Vice President, Mr. Serna was Director -- Product Design of the Company from June 1996 to July 1997. From June 1995 to June 1996, Mr. Serna was Director of Running, Basketball and Classic Footwear for Reebok International Ltd. From February 1994 to June 1995, he was Director of International Footwear Design and Development for Muzuno Inc., and from September 1990 to February 1994, he was Director of Design and Development for Etonic Inc. Mr. Serna received a B.A. in Fine Arts from the University of California at Irvine.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

    The following table discloses compensation for the three fiscal years ended May 31, 1997 received by (i) the Company's two Presidents and Chief Executive Officers during fiscal 1997 and the four remaining most highly paid executive officers as of May 31, 1997 (collectively, the "named executive officers").


                                                                           LONG-TERM COMPENSATION
                                                                           ----------------------
                                                                                        SECURITIES
                          FISCAL YEAR    ANNUAL COMPENSATION               RESTRICTED   UNDERLYING
 NAME AND PRINCIPAL          ENDED     -----------------------               STOCK        OPTIONS/    ALL OTHER
      POSITION              MAY 31     SALARY($)     BONUS($)     OTHER($)  AWARDS($)     SARS(#)    COMPENSATION($)
 ------------------       -----------  ---------  ------------    --------  ---------  -----------   ---------------

Walter E. Schoenfeld         1997       226,627        -0-       117,356(2)   -0-              -0-        -0-
   Chairman of the           1996       196,297        -0-        64,490(3)   -0-              -0-        -0-
   Board(1)                  1995       112,312        -0-            --      -0-          200,000    121,185(4)

Gary H. Schoenfeld           1997       289,713    147,500            --      -0-          200,000        -0-
   President and Chief       1996       183,654(5)  44,874            --      -0-          100,000    108,650(6)
   Executive Officer         1995           -0-        -0-            --      -0-              -0-        -0-

Neal R. Lyons                1997       182,407     60,000            --      -0-           10,000        -0-
   Vice President-           1996       160,369     45,885            --      -0-            5,000        -0-
   Retail Sales              1995(7)     44,369     10,000            --      -0-           10,000        -0-

                                                                           LONG-TERM COMPENSATION
                                                                           ----------------------
                                                                                        SECURITIES
                          FISCAL YEAR    ANNUAL COMPENSATION               RESTRICTED   UNDERLYING
 NAME AND PRINCIPAL          ENDED     -----------------------               STOCK        OPTIONS/    ALL OTHER
      POSITION              MAY 31     SALARY($)     BONUS($)     OTHER($)  AWARDS($)     SARS(#)    COMPENSATION($)
 ------------------       -----------  ---------  ------------    --------  ---------  -----------   ---------------

Sari K. Ratsula              1997       171,782     52,000            --      -0-           20,000        -0-
  Senior Vice President      1996       119,366     25,000            --      -0-           16,667        -0-
  Sales & Prod.  Dev.        1995        89,423     28,198            --      -0-           35,000        -0-

Craig E. Gosselin            1997       175,607     26,392            --      -0-            2,000        -0-
  Vice President             1996       169,616     33,750            --      -0-            5,000        -0-
  General Counsel            1995       149,615     28,474            --      -0-           10,000        -0-
  and Corporate Secretary

Kyle B. Wescoat              1997       160,000     24,000            --      -0-            9,500        -0-
  Vice President and         1996(8)     40,000        -0-            --      -0-           25,000        -0-
  Chief Financial Officer    1995(8)        N/A        N/A           N/A      N/A              N/A       N/A

-------------------
(1) Mr. Schoenfeld became President and Chief Executive Officer of the Company on May 11, 1995. He became Chairman of the Board in July 1996, relinquishing the title of President. In February 1997, he relinquished the title of Chief Executive Officer.

(2) Consists of (i) $60,000 paid by the Company for an automobile for Mr. Schoenfield's use for Company business,(ii) $31,356 paid by the Company for accommodations at a temporary residence Mr. Schoenfeld maintained in fiscal 1997, and (iii) $26,000 paid by the Company to reimburse Mr. Schoenfeld for the expense of maintaining secretarial support in Seattle, which is his home, for purposes of conducting Company business there.

(3) Consists of (i) $40,490 paid by the Company for the residence referred to in footnote (3) above, and (ii) $24,000 paid by the Company to reimburse Mr. Schoenfeld for the secretarial support referred to in footnote (3) above.

(4) Represents amounts paid to Mr. Schoenfeld pursuant to a Consulting Agreement he entered into with the Company in September 1994.

(5) Mr. Schoenfeld joined the Company on September 1, 1995. He became President of the Company in July 1996 and Chief Executive Officer in February 1997. Pursuant to his Employment Agreement, his annual salary is no less than $250,000 per year.

(6) Represents (i) amounts paid to Mr. Schoenfeld to reimburse him for relocating his residence to Southern California when he joined the Company, and (ii) amounts payable to Mr. Schoenfeld to reimburse him for certain costs associated with the sale of his former residences.

(7)  Mr. Lyons joined the Company in February 1995.

(8)  Mr. Wescoat joined the Company in February 1996.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table provides information on option grants in fiscal 1997 to the named executive officers.

                                               INDIVIDUAL GRANTS
                           ------------------------------------------------------------
                                          PERCENT                                                   POTENTIAL REALIZABLE VALUE
                                          OF TOTAL                                                    AT ASSUMED ANNUAL RATES
                            NUMBER OF   OPTIONS/SARS                                                OF STOCK PRICE APPRECIATION
                           SECURITIES    GRANTED TO  EXERCISE                  MARKET                     FOR OPTION TERM
                           UNDERLYING    EMPLOYEES      OF                    VALUE ON              ---------------------------
                            OPTIONS/        IN         BASE                     GRANT       0%           5%            10%
                              SARS        FISCAL       PRICE     EXPIRATION     DATE    APPRECIATION APPRECIATION  APPRECIATION
        NAME               GRANTED(#)     1997      ($/SHARE)      DATE      ($/SHARE)     ($)          ($)           ($)
        ----              -----------  -----------  ---------  ------------ ---------- ------------ ------------- ------------
Walter E. Schoenfeld             -0-         N/A        N/A            N/A       N/A       -0-            N/A              N/A

Gary H. Schoenfeld         1. 100,000(1)   22.2%       13.50       8/22/06     13.56       -0-        852,781        2,161,115
                           2. 100,000(2)   22.2%       11.25       5/19/07     11.25       -0-        707,506        1,792,960

Neal R. Lyons              1.  10,000(2)    2.2%       11.25       5/19/07     11.25       -0-         70,751          179,296

Sari K. Ratsula            1.  10,000(1)    2.2%       13.25       6/24/06     13.25       -0-         83,329          211,171
                           2.  10,000(1)    2.2%       11.125     12/29/06     11.125      -0-         69,965          177,304

Craig E. Gosselin          1.   2,000(2)     *         11.25       5/19/07     11.25       -0-         14,150           35,859

Kyle B. Wescoat            1.   7,500(1)    1.7%       13.56       8/22/06     13.56       -0-         63,959          162,084
                           2.   2,000(2)     *         11.25       5/19/07     11.25       -0-         14,150           35,859

--------------------------

 *  Less than 1%.

(1) Each of these options is an incentive stock option which expires 10 years after the date of grant. The options are exercisable in three annual increments of 33.33% commencing on the first anniversary of the grant date. The options also become fully exercisable in the event of a change in control of the Company.

(2) Each of these options is an incentive stock option which expires 10 years after the date of grant. The options are exercisable in five annual increments of 20% commencing on the first anniversary of the grant date. Exercisability of the option accelerates if the Company meets certain pre-established earnings per share targets. The options also become fully exercisable in the event of a change in control of the Company.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES

    The following table provides information on option/SAR exercises in fiscal 1997 by the named executive officers, and the value of such officers' unexercised options/SARs at May 30, 1997, the last trading day of fiscal 1997.

                                                                     NUMBER OF                VALUE OF UNEXERCISED
                                                               SECURITIES UNDERLYING          IN-THE-MONEY OPTIONS/
                                                               OPTIONS/SARS AT FISCAL             SARS AT FISCAL
                                    SHARES                           YEAR-END(#)                   YEAR-ENDED($)
                                  ACQUIRED ON    VALUE      -----------------------------  ----------------------------
             NAME                 EXERCISE(#) REALIZED($)   EXERCISABLE     UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
------------------------------   ------------ -----------   -----------     -------------  -----------    -------------
Walter E. Schoenfeld                 -0-         N/A          199,141          42,000       1,282,308       262,500
Gary H. Schoenfeld                   -0-         N/A           80,000         200,000         440,000       125,000(1)
Neal R. Lyons                     3,333 (3)     -0-(3)           5001          19,999          26,855        66,195(2)
Sari K. Ratsula                      -0-         N/A           32,064          47,488         231,582       179,192(2)
Craig E. Gosselin                    -0-         -0-           16,286          25,847         101,975       146,894(2)
Kyle B. Wescoat                      -0-         N/A            8,334          26,166             N/A(1)      2,500(4)

----------

(1) An option for 100,000 of these shares was not in-the-money at May 30, 1997.

(2) Calculated by multiplying the number of shares by the difference between (i) $12.50, the closing sales price of the Company's Common Stock on May 30, 1997, the last trading day of fiscal 1997, and (ii) the exercise prices of those options which were in-the-money as of that date.

(3) Mr. Lyons exercised this portion of an option and held the underlying shares. Therefore, no dollar value was realized by him.

(4) An option for 24,166 of these shares was not in-the-money at May 30, 1997.

DEFERRED COMPENSATION PLAN

    The Company has established a deferred compensation plan for the benefit of Walter E. Schoenfeld, the Company's Chairman of the Board , and his spouse. Under the plan, the Company has established a trust which will hold and disperse assets pursuant to the terms of the plan. The Company will, for a period of five years, deposit $200,000 per year with the trustee of the trust. The trust funds will be invested by the trustee in accordance with instructions given by the Company. Commencing in 2001 the trustee will pay Mr. Schoenfeld $100,000 per year from the trust funds. Such payments will continue for the remainder of Mr. Schoenfeld's life and then will be paid to his spouse, if she survives him.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement in whole or in part, the following report and the Performance Graph on page 13 shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

    Decisions on compensation of the Company's executives generally are made by the three-member Compensation Committee of the Board. Each member of the Compensation Committee is an "outside director," as such term is defined under the final regulations promulgated by the Internal Revenue Service under Section 162(m) of the Internal Revenue Code of 1986 (the "Code") (collectively, "IRC
Section 162(m)"). All decisions relating to the compensation of the Company's executive officers, including decisions about grants or awards under the Company's 1991 Long-Term Incentive Plan (the "Incentive Plan"), and the recently adopted Vanstastic Employee Stock Option Plan, are made solely by the Compensation Committee. Set forth below is a report submitted by the Compensation Committee addressing the Company's compensation policies for fiscal 1997 as they affected the named executive officers.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

    The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Target levels of the executive officers' overall compensation are intended to be consistent with others in the Company's industry, but are increasingly being weighted toward programs contingent upon the Company's medium- to longer-term (generally three to five years) performance. Certain key managers also are eligible for selection as participants in the Company's executive compensation plans. As a result of the increased emphasis on tying executive compensation to corporate performance, in any particular year the Company's executives may be paid more or less than the executives of the Company's competitors, depending upon the Company's performance. It is the goal of the Compensation Committee, through the grant or award of incentive compensation tied to corporate performance, to pay the Company's executives and key managers more than the executives and key managers of competitors if the Company performs well. Increased orientation of executive compensation policies toward long-term performance has been accompanied by increased utilization of objective performance criteria.

    The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Thus, the Committee has also increasingly utilized these elements in the Company's compensation packages for its executive officers and for certain key managers.

RELATIONSHIP OF COMPANY PERFORMANCE TO EXECUTIVE COMPENSATION

    Compensation paid to the named executive officers (other than Walter E. Schoenfeld) and to the Company's other executive officers for fiscal 1997, consisted of the following elements: (i) base salary; (ii) in some cases, long-term incentive compensation in the form of awards of incentive stock options under the Incentive Plan; and (iii) bonus compensation.

    Base Salary. It is the policy of the Compensation Committee to approve only cost-of-living adjustments to executive officer salaries unless an officer's responsibilities have been significantly increased or such officer's performance has been superior. In fiscal 1997, the base salary for Mr. Gosselin was set on the basis of a cost-of-living adjustment equal to 3.5% of his individual base salary in effect as of July 1, 1996. Generally, all other executive officers received the same percentage increases. Mr. Wescoat's salary was not adjusted as of July 1, 1996 since he joined the Company in February 1996. The base salaries of Ms. Ratsula and Mr. Lyons were increased above the cost-of-living percentage due to their superior performance in fiscal 1996.

    Long-term Incentive Compensation. During fiscal 1997, the Committee approved grants of incentive stock options under the Incentive Plan to each of the named executive officers, other than Walter E. Schoenfeld, and to certain key managers. The grants of options to Gary H. Schoenfeld were based on his promotion to President in July 1996 and to Chief Executive Officer in February 1997, and the increased responsibilities relating thereto. The grants to Mr. Wescoat were based on obligations to him under the terms of his employment agreement, and his superior performance in fiscal 1997. The grants to Ms. Ratsula were based on her superior performance during fiscal 1996, and the increased responsibility she undertook when she became Vice President of Sales in December 1996. The grant to Messrs. Gosselin and Lyons were based on their superior performance in fiscal 1997. In determining the size and other terms of the grants, the Compensation Committee considered the value of the services provided by these officers, the value and number of such officers' previously granted options, and the value and number of options previously granted to officers of comparable levels. The exercise prices of the options were based on the closing sales price of the Common Stock on the dates of grant.

     Annual Bonus. Generally, it is the Company's policy that annual bonuses may be earned by each named executive officer (other than Walter E. Schoenfeld), each other executive officer of the Company, and certain key managers, under Bonus Programs adopted each fiscal year by the Compensation Committee, solely on the basis of (i) whether the Company achieves corporate performance targets, and
(ii) whether the executive or key manager achieves individual performance goals and adequately controls his or her budget. Under the Fiscal 1997 Bonus Program, the named executive officers, the other executive officers, and certain managers were entitled to receive bonuses equal to a percentage of their base salaries if certain objectives were met during the year. Such bonuses were dependent on the Company meeting budgeted sales, gross margin and net income goals and the satisfaction of individual performance objectives. Even though the Company met its budgeted net income goal, it did not meet all of its budgeted objectives for fiscal 1997, therefore, full bonuses were not paid to any of the named executive officers or any of the other executive officers of the Company.

CEO COMPENSATION

    Under Gary H. Schoenfeld's employment agreement, his salary compensation may not be set below $250,000 per year. When Mr. Schoenfeld was appointed President in July 1996, his salary was increased to $295,000 to reflect his increased responsibilities. When he was appointed Chief Executive Officer in February 1997, his salary was increased to $350,000 to reflect the increased responsibilities of that position. It is the intention of the Committee to tie most of Mr. Schoenfeld's future annual compensation to the performance of the Company. In that regard, it is the intention of the Committee to only increase Mr. Schoenfeld's future salary compensation in accordance with cost of living standards, and to provide him with bonus opportunities equal to 100% of his salary if the Company meets sales, earnings per share and gross margin targets set by the Committee at the beginning of each fiscal year.

CERTAIN TAX CONSIDERATIONS

    IRC Section 162(m) limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Generally, options granted (i) by a Compensation Committee consisting solely of outside directors, (ii) under a Plan approved by stockholders, and (iii) at the fair market value of the underlying securities, are considered "performance-based" if the Plan contains a limitation on the number of shares which can be granted to an individual in any one fiscal year.

The Compensation Committee concluded that it is in the best interests of the Company to establish restrictions on the granting of options under the Incentive Plan and the recently enacted Vanstastic Employee Stock Option Plan (the "Vanstastic Plan") to assist in the qualification of compensation recognized on the exercise of such options as "performance-based." As a result, it adopted Amendment No. 3 to the Incentive Plan in July 1994, which limits the aggregate number of shares which may be granted under the Plan to any one individual to 300,000 in any one fiscal year. This Amendment was approved by the Stockholders at the 1994 Annual Meeting of Stockholders. The Committee also included a similar provision in the Vanstastic Plan. See "Proposal 3--Approval of Vanstastic Employee Stock Option Plan." The Compensation Committee does not believe that other components of the Company's annual cash compensation will be likely to exceed $1 million in the foreseeable future and, therefore, concluded that no further action, with respect to qualifying such compensation for deductibility, was necessary at this time. The Compensation Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

              Respectfully Submitted by the Compensation Committee

           Wilbur J. Fix    Philip H. Schaff, Jr.    Lisa M. Douglas

PERFORMANCE GRAPH

    The following graph shows a comparison of cumulative total stockholder return among the Company, the NASDAQ Index and a Peer Group Index, from August 30, 1991 (the last business day of the first month after the date of the Company's initial public offering) through May 30, 1997, the last trading day of fiscal 1997. Note: the stock price performance shown on the graph is not necessarily indicative of future price performance.


   COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN AMONG VANS, INC., NASDAQ
                   INDEX, AND SELECTED FOOTWEAR MANUFACTURERS

                     05/29/92   08/31/92   11/30/92   02/28/93   05/28/93   08/31/93   11/30/93   02/28/94   05/31/94   08/31/94
                    ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Vans, Inc.                100         54         87         57         49         42         36         35         29         40
NASDAQ                    100         96        112        115        120        127        130        136        127        132
Peer Group Index*         100         89        115        115        128        133        140        161        149        170

                     11/30/94   02/28/95   05/31/95   08/31/95   11/30/95   02/29/96   05/31/96   08/30/96   11/29/96
                    ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Vans, Inc.                 36         40         27         41         43         78        119         90         92
NASDAQ                    130        138        151        178        186        193        219        201        227
Peer Group Index*         160        161        171        202        243        214        249        257        274

                      02/28/97   05/30/97
                    ----------  ---------
Vans, Inc.                  81         75
NASDAQ                     230        246
Peer Group Index*          340        369

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

    The Company is a party to employment agreements with each of the named executive officers.

    Walter Schoenfeld's employment agreement was amended in fiscal 1997 to provide for an annual salary of $288,000. The term of the agreement was extended to May 31, 1999. Under the agreement, as amended, Mr. Schoenfeld is entitled to participation in the Company's stock option and bonus plans, as well as any medical or insurance plans established by the Company, and to reimbursement of expenses incurred by him in the performance of his duties, including living expenses and a car allowance. The Company reimburses Mr. Schoenfeld for the reasonable expenses of his spouse when she accompanies him on business trips, and for the expense of maintaining secretarial support in Seattle, where he lives, for purposes of conducting Company business there.

    Mr. Gosselin's agreement was amended in fiscal 1997 to be extended until September 2000. His agreement entitles him to an annual salary of no less than $176,000. Mr. Gosselin is also entitled to participation in the Company's stock option and bonus plans, as well as any medical or insurance plans established by the Company. Mr. Gosselin is entitled to a severance payment equal to one year's salary if he is terminated without cause or resigns from the Company for a good reason, or resigns or is terminated after a

"Change in Control" of the Company during the term of his agreement. The term "Change of Control" includes mergers or acquisitions involving the Company and material changes in the composition of the Board of Directors.

    The terms of Gary Schoenfeld's, Mr. Lyons', Mr. Wescoat's and Ms. Ratsula's agreements are generally the same as Mr. Gosselin's, with the following differences: Mr. Schoenfeld's minimum base compensation is $250,000, his severance payment is equal to one year's pay, and the Company leases an automobile for him; Mr. Lyons' minimum base compensation is $160,000 and his severance payment is equal to six month's pay and the Company leases an automobile for him; Mr. Wescoat's minimum base compensation is $160,000 and his severance payment is equal to six months pay; and Ms. Ratsula's minimum base compensation is $200,000 and her severance payment is equal to six months pay.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended May 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% owners were compiled with, except that one report for both George E. McCown and David E. De Leeuw, covering the same transaction, was filed one month late.

                              CERTAIN TRANSACTIONS

    Pursuant to a management agreement, MDC Management Company, the general partner of MDC has provided management, consulting and financial services to the Company for a fixed annual fee. Services rendered by MDC Management Company include, but are not necessarily limited to, advice and assistance concerning any and all aspects of the operation, planning and financing of the Company.
As of February 15, 1995, the agreement was extended (the "February 1995 extension") until May 31, 1998 and provides for a fixed annual fee of $350,000.

    The members of the Board of Directors of the Company's predecessor, five of whom were disinterested, approved the agreement at the time it was entered into, and did not specifically address whether the terms of the agreement were as favorable as might have been obtained from unaffiliated third parties. The February 1995 extension was unanimously approved by the Board of Directors of the Company, with Messrs. McCown, De Leeuw and Hellman abstaining from the vote. MDC is a significant stockholder of the Company and George E. McCown and David
E. De Leeuw, each of whom is a director and officer of the Company, are general partners of MDC Management Company. Additionally, Gary H. Schoenfeld, the Company's President and Chief Executive Officer and a director, is a former partner of that firm. See "Security Ownership of Management and Certain Beneficial Owners."

    The Company is a party to a Consulting Agreement with Taryn McCown, the daughter of George E. McCown, an officer and director of the Company. Pursuant to the agreement, Ms. McCown acts as the coordinator for the Company's European distributors in exchange for a monthly consulting fee. For the fiscal year ended May 31, 1997, the Company paid Ms. McCown consulting fees of $60,000. The agreement was extended for one year during fiscal 1997 and expires in October 1997.

                                   PROPOSAL 2

                          CLASSIFIED BOARD OF DIRECTORS

PROPOSAL

    The Company proposes to amend Section 1 of Article V of the Restated Certificate of Incorporation to provide that the directors shall be divided into three classes, designated Class I, Class II, and Class III. See "proposal 1 --Election of Directors --Effect of Creation of Classified Board of Directors" above, for the identity of the directors who will be designated as Class I, Class II and Class III directors, and for their initial respective terms of office, which will range from one to three years. At each annual meeting of stockholders of the Company, commencing in 1998, successors of the class of directors whose term expires at that annual meeting will be elected for a three-year term. If the number of directors is changed, any increase or decrease is to be apportioned among the

Class III directors so as to maintain the number or directors in each class as nearly equal as possible. Any director elected to fill a vacancy or a newly created directorship resulting from an increase in the authorized number of directors shall hold office for a term coinciding with the remaining term of the other directors of the same class. In no case will a decrease in the number of directors shorten the term of any incumbent director.

    This proposal was previously submitted to the stockholders at the 1992 Annual Meeting. Although the proposal received approximately 61% of the votes cast at that meeting, it failed to pass because it did not receive a majority of the outstanding shares of Common Stock, as required by Delaware law. The Board of Directors believes that including a classified Board provision in the Restated Certificate of Incorporation will be advantageous to the Company and its stockholders because, by providing that directors will serve three-year terms rather than one-year terms, it will enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board, and will attract more quality directors, who often demand terms in office longer than one year. The Board of Directors believes that this, in turn, will permit the Board more effectively to represent the interests of all stockholders.

    With a classified Board of Directors, it will generally take a majority stockholder two annual meetings of stockholders to elect a majority of the Board of Directors. As a result, a classified Board may discourage proxy contests for the election of directors or purchases of a substantial block of stock because its provisions could operate to prevent obtaining of control of the Board in a relatively short period of time.

    The text of the proposed amendment to Section 1 of Article V of the Restated Certificate of Incorporation is set forth in Annex I attached hereto and incorporated herein by this reference. Stockholders are urged to carefully read the proposed amendment.

REQUIRED VOTE

    The affirmative vote of stockholders holding a majority of the Common Stock is required to approve the proposed amendment. Pursuant to the Restated By-laws, abstentions and broker non-votes will not be deemed votes cast.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION
              OF THE PROPOSED AMENDMENT TO SECTION 1 OF ARTICLE V

                                   PROPOSAL 3

                APPROVAL OF VANSTASTIC EMPLOYEE STOCK OPTION PLAN

PROPOSAL

    The Vanstastic Employee Stock Option Plan (the "Plan") was adopted by the Board of Directors of the Company on July 22, 1997. The Plan will terminate by its own terms in 2007. The Plan is set forth in Annex II attached hereto and incorporated herein by this reference. Stockholders are urged to read the Plan carefully.

    The Plan was adopted to provide all full-time employees, and part-time employees working more than 1,400 hours per fiscal year, an opportunity to own Company stock and benefit from increases in the Company's stock price. The Board believes that the Plan is an important tool to motivate employees to align their interests with those of the Company and its existing stockholders, since employees will only benefit from option grants if the Company's stock price continues to increase.

    Options will be granted annually. Options granted under the Plan may be either incentive stock options, within the meaning of Section 422 of the Code, or non-statutory options. The Plan is not a qualified deferred compensation plan under Code Section 401(a) and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

    A total of 500,000 shares have been reserved for issuance under the Plan. No options have been granted thereunder.

SUMMARY OF THE PLAN

    Administration; Limits on Grants

         The Plan is administered by the Compensation Committee, which currently consists of three members of the Board, all of whom currently qualify as outside directors under IRC Section 162 (m). The Compensation Committee has sole discretion to interpret any provision of the Plan. This determination is final and conclusive. Members of the Compensation Committee receive no cash compensation for administering the Plan.

         The Plan limits the discretion of the Compensation Committee in granting stock options to employees. This limitation is intended to preserve the Company's ability to deduct for federal income tax purposes the compensation expense relating to stock options granted to certain executive officers under the Plan. This limitation provides that an employee may be granted, in any one fiscal year, no more than 100,000 shares through stock options under the Plan. Without this limitation, new IRC Section 162(m) might not allow the Company to deduct such compensation expense. See "Tax Information."

    Eligibility

         The Plan provides that options may be granted to the Company's full-time employees, Company part-time employees working at least 1,400 hours per fiscal year, and to the full-time employees of the Company's majority owned subsidiaries. The Company has approximately 1,300 employees, of whom approximately 700 are currently eligible to participate in the Plan.

    Terms of Options

         Each option granted under the Plan is evidenced by a written stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

                  (a) Duration and Termination of Options. Options granted under the Plan have a maximum term of ten years from the date of grant. An incentive stock option granted to a person who, immediately before the grant of such option, owns more than 10% of the voting power or value of all classes of stock of the Company, may not have a term of more than five years. No option may be exercised after the expiration of its term.

                  (b) Amount of Grant; Vesting. The Compensation Committee has the sole discretion to determine the amount of shares subject to each option. The Committee will use the following guidelines in determining such amounts: (i) 20% of the salary level of each executive officer;
         (ii) 15% of the salary level of each department head other than an executive officer; and (iii) 10% of the salary level of all other employees. All options will vest over a five-year period.

                  (c) Exercise of the Option. Each option granted under the Plan will vest over a five-year period. Options are only exercisable for vested portions. Options are not exercisable for a fraction of a share. An option granted under the Plan is exercised by giving written notice of exercise to the Company, specifying the number of shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. Payment for shares issued upon exercise of an option may, depending on the terms of the option agreement, consist of cash, check, promissory notes, surrender of shares of Common Stock owned by the optionee or such other consideration as determined by the Compensation Committee.

                  (d) Exercise Price. The exercise price of options granted under the Incentive Plan is determined by the Compensation Committee. The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. The exercise price of non-statutory stock options may not be less than 85% of the fair market value of the Common Stock on the date the option is granted. However, the exercise price of options granted to a person who owns more than 10% of the voting power or value of all classes of stock of the Company must not be less than 10% of the fair market value on the date of grant. The Common Stock is currently traded on the NASDAQ National Market System. It is the policy of the Compensation Committee that, while the Company's stock is traded on the NASDAQ National Market System, the fair market value of the Common Stock is the reported closing sales price. If the Common Stock is listed on a stock exchange, the fair market value will be the closing sales price on such exchange.

                  (e) Termination of Employment. If an optionee's employment by the Company is terminated, the option is exercisable for 90 days from the date of termination to the extent vested on the date of termination. The option cannot be exercised beyond the expiration date of the option.

                  (f) Death or Permanent Disability. If an optionee dies or becomes permanently disabled while employed by the Company, the option may be exercised by the optionee's legal representative within 18 months after the date of death or disability, to the extent exercisable on such date. However, the option cannot be exercised beyond the expiration date of the option.

                  (g) Non-transferability of Options. An option is not transferable by the optionee, other than by will or the laws of descent and distribution, or if the transfer is to a trust for the benefit of the optionee or his or her immediate family. During the optionee's lifetime, only the optionee may exercise the options.

                  (h) Other Provisions. The option agreement may contain other provisions not inconsistent with the Plan as determined by the Compensation Committee.

CHANGES IN CAPITALIZATION

         In the event of changes in the Common Stock by reason of stock dividends, split-ups or combinations of shares, reclassifications, recapitalizations, mergers, consolidations, reorganizations or liquidations, the Compensation Committee will adjust the exercise price and the number and class of shares subject to each option or restricted stock award as the Compensation Committee deems appropriate. Such adjustment is final and conclusive.

REPORTS

         The Company will provide optionees with all required annual reports regarding stock options and restricted stock issued under the Plan and will give notice to participants of the grant of such options and stock. In addition, the Company will respond to reasonable requests for information regarding stock options and restricted stock on an informal basis from time to time.

AMENDMENT AND TERMINATION

         The Board may, at any time, amend or terminate the Plan without approval of the stockholders, unless such amendment (i) increases the number of shares under the Plan; (ii) modifies the requirements for eligibility under the Plan; or (iii) modifies the Plan in any other way that requires stockholder approval under Rule 16b-3 under the Exchange Act or Section 422(b) of the Code. Any amendment or termination of the Plan is subject to the rights of optionees under agreements entered into prior to such amendment or termination.

TAX INFORMATION

         The Omnibus Budget Reconciliation Act of 1993 added IRC Section 162(m) to the Code. Under IRC Section 162(m), the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four most highly compensation executive officers of a publicly held corporation is limited to no more than $1,000,000 per year for fiscal years beginning on or after January 1, 1994. To enable the Company to preserve the benefit of receiving a tax deduction for the full amount of income recognized by the Company's executive officer upon exercise of stock options, the Board of Directors included a provision in the Plan to limit the number of shares that may be granted to an employee in any one fiscal year. See "--Administration; Limits on Grants."

         The following is a brief summary of the federal income tax consequences of transactions made under the Plan based on federal income tax laws in effect as of August 28, 1997. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.

INCENTIVE STOCK OPTIONS

         No taxable income is recognized by the optionee upon grant or exercise of an incentive stock option (unless the alternative minimum tax rules apply). If Common Stock is issued to an optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (i) upon the resale of such shares, any amount realized in excess of the option exercise price will be treated as long-term capital gain and any loss sustained will be long-term capital loss, and (ii) no deduction will be allowed to the Company for federal income tax purposes. The exercise of an incentive stock option may result in alternative minimum tax liability for the optionee.

         If Common Stock acquired upon the exercise of an incentive stock option is disposed of before the expiration of either holding period described above, generally (i) the optionee will recognize income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price paid for such shares, and (ii) the Company is entitled to a tax deduction in the same amount. Any further gain or loss realized by the optionee will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company. Different rules may apply if shares are purchased by any optionee who is subject to Section 16(b) of the Exchange Act and the optionee subsequently disposes of such shares prior to the expiration of statutory holding periods.

NON-STATUTORY STOCK OPTIONS

         Generally, with respect to non-statutory stock options: (i) no income is recognized by the optionee at the time the option is granted; (ii) at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction in the same amount; and (iii) at disposition, any gain or loss is treated as capital gain or loss. In the case of an optionee who is also an employee, any income recognized upon exercise of a non-statutory stock option will constitute wages for which withholding will be required.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the shares of the Common Stock voting in person or by proxy on this proposal at the Annual Meeting is required to approve the Plan. Pursuant to the Restated By-laws, abstentions and broker non-votes will not be deemed votes cast.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                            THAT YOU APPROVE THE PLAN

                                   PROPOSAL 4

                RE-RATIFICATION AND RE-APPROVAL OF THE COMPANY'S
                             STOCKHOLDER RIGHTS PLAN


    On February 22, 1994, the Board of Directors of the Company unanimously adopted a Stockholder Rights Plan (the "Rights Plan"), pursuant to which it declared a dividend distribution of one preferred stock purchase right (a "Right") for each outstanding share of the Common Stock. The State of Wisconsin Investment Board, a former stockholder, asked the Company, and the Company agreed, to submit the Rights Plan to a non-binding vote of the stockholders at the 1994 Annual Meeting and every three years thereafter. The Rights Plan was ratified and approved by approximately 66% of the shares voting at the 1994 Annual Meeting. On December 17, 1996, the Rights Plan was unanimously extended until February 22, 2007 by the Board of Directors and the purchase price of the Rights was set at $65.00.

GENERAL

    The Rights dividend was payable on March 8, 1994 (the "Rights Record Date"), to the holders of record of shares of Common Stock on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), at a price of $65.00 per one one-hundredth of a share (the "Purchase Price"), subject to adjustment. A description of the terms and conditions of the Rights are set forth in a Rights Agreement dated as of February 22, 1994, as amended on December 17, 1996 (collectively, the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C., successor to Chemical Trust Company of California, as Rights Agent (the "Rights Agent").

DISTRIBUTION DATE; TRANSFER OF SHARES OF COMMON STOCK

    Until the earlier to occur of (i) the 10th business day following the date (the "Stock Acquisition Date") of a public announcement that a person or a group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock, or (ii) the 10th business day (or such later date as may be determined by action of the Board of Directors prior to such time as a person or a group of affiliated or associated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the person or group making the offer becoming an Acquiring Person (the earlier of the dates described in clauses (i) and (ii) being called the "Distribution Date"), the Rights will be evidenced, with respect to all Common Stock certificates outstanding as of the Rights Record Date, by such Common Stock certificates, to each of which certificates a copy of a Summary of Rights shall be attached. The Rights Agreement provides that until the Distribution Date (or the earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the shares of Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Rights Record Date, either upon transfer of outstanding shares of Common Stock or the original issuance of additional shares of Common Stock, will bear a legend incorporating the Rights Agreement by reference, and the surrender for transfer of any certificate evidencing shares of Common Stock outstanding as of the Rights Record Date (even without such legend being attached to that certificate) also will constitute transfer of the Rights associated with the shares of Common Stock evidenced by that certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the shares of Common Stock as of the close of business on the Distribution Date, and thereafter such separate Right Certificates alone will evidence the Rights.

    A Right (and Rights Certificate) also will be issued in respect of, and concurrently with, each share of Common Stock issued after the Distribution Date and prior to the earlier of the redemption or expiration of the Rights pursuant to the exercise of any option, warrant or other purchase right (other than the Rights) or to the conversion or exchange of any convertible or exchangeable security, which purchase right, option or warrant was issued by the Company prior to the Distribution Date, unless the Board of Directors expressly provides to the contrary at the time of issuance of the purchase rights or convertible or exchangeable securities.

    None of the Company, any subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries or any person or entity holding shares of Common Stock for or pursuant to the terms of any such plan will constitute an "Acquiring Person," and McCown De Leeuw & Co. (which company as of the original date of the Rights Agreement beneficially owned approximately 19% of the outstanding shares of Common Stock) will not be deemed an Acquiring Person unless and until McCown De Leeuw & Co. purchases or otherwise becomes (as a result of actions taken by McCown De Leeuw or its affiliates and associates), the beneficial owner of additional shares of Common Stock which thereafter makes McCown De Leeuw & Co. the beneficial owner of 25% or more of the shares of Common Stock then outstanding.

    The Rights are not exercisable until the Distribution Date. The Rights will expire on February 22, 2007 (the "Scheduled Expiration Date"), unless prior thereto the Distribution Date occurs or unless the Scheduled Expiration Date is extended or the Rights are earlier redeemed or exchanged by the Company, in each case as described below. The date on which the Rights actually expire is referred to herein as the "Expiration Date."

SERIES A PREFERRED STOCK

    Each share of Series A Preferred Stock purchasable upon exercise of the Rights will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share, but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock. In the event the Company's assets are liquidated, the holders of the shares of Series A Preferred Stock will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. Each share of Series A Preferred Stock will have 100 votes, voting together with the shares of Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Series A Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. All of the rights described in this paragraph are protected by customary anti-dilution provisions, and shares of Series A Preferred Stock will not be redeemable.

    Because of the nature of the dividend, liquidation and voting rights of the shares of Series A Preferred Stock, the value of the one one-hundredth share of Series A Preferred Stock purchasable upon exercise of a Right should approximate the value of one share of Common Stock.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

EXERCISE OF RIGHTS FOR COMMON STOCK

    In the event that (i) a person or group of affiliated or associated persons becomes an Acquiring Person, other than pursuant to a tender or exchange offer for all then outstanding shares of Common Stock, which offer is determined by a majority of the Disinterested Directors (as hereinafter defined) who are not then officers of the Company, to be at a price that is fair to, and otherwise in the best interests of, the Company and its stockholders, (ii) the Company is the surviving corporation in a merger with an Acquiring Person and the outstanding shares of Common Stock are not changed or exchanged, (iii) an Acquiring Person engages in certain "self-dealing" transactions specified in the Rights Agreement, or (iv) during such time as there is an Acquiring Person, an event occurs (e.g., a reverse stock split) that results in that Acquiring Person's ownership interest in the Company being increased by more than 1%, proper provision will be made so that at any time following the Distribution Date, each holder of record of a Right (other than Rights that are, or under certain circumstances specified in the Rights Agreement were beneficially owned by the Acquiring Person, which Rights have become null and void) will have the right to receive, upon exercise of that Right, that number of shares of Common Stock (or in certain circumstances cash, property or other securities of the Company) having a value equal to two times the Purchase Price then in effect. Under no circumstances may a Right be exercised following the occurrence of a transaction described in this paragraph prior to the expiration of the Company's right of redemption.

EXERCISE OF RIGHTS FOR SHARES OF THE ACQUIRING COMPANY

    In the event that, at any time after a person or a group of affiliated or associated persons have become an Acquiring Person, (i) the Company is acquired in a merger or other business combination transaction (other than a merger described in the immediately preceding paragraph or (under certain circumstances) a merger that follows an offer described in the immediately preceding paragraph), or (ii) 50% or more of the Company's consolidated assets or earning power is sold or otherwise transferred (in one transaction or a series of transactions other than in the ordinary course of business), proper provision will be made so that each holder of a Right (other than Rights that previously have been voided as set forth above) thereafter will have the right to receive, upon exercise of that Right, that number of shares of Common Stock of the acquiring company that at the time of the transaction have an aggregate value equal to two times the Purchase Price then in effect.

ADJUSTMENTS TO PURCHASE PRICE

    The Purchase Price payable, and the number of shares of Series A Preferred Stock (or other securities or property) issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the shares of the Series A Preferred Stock, (ii) upon the grant to holders of shares of Series A Preferred Stock of certain options, warrants or rights to subscribe for or purchase shares of Series A Preferred Stock at a price (or securities convertible into or exchangeable for shares of Series A Preferred Stock with a conversion or exchange price) less than the current market price of the shares of Series A Preferred Stock, or (iii) upon the distribution to holders of shares of the Series A Preferred Stock of evidences of indebtedness or assets (excluding cash dividends paid out of earnings or retained earnings or dividends paid in shares of Series A Preferred Stock) or of options, subscription rights or warrants (other than those referred to above). The number of outstanding rights and the number of one one-hundredths of a share of Series A Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock dividend on the shares of Common Stock, or a subdivision, combination or reclassification of the shares of Common Stock, occurring prior to the Distribution Date.

    With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the then current Purchase Price. No fractional share of Series A Preferred Stock will be issued (other than fractions that are integral multiples of one one-hundredth of a share, which may, at the election of the Company, be evidenced by depository receipts), and in lieu thereof, a payment in cash will be made based on the market price of the shares of Series A Preferred Stock on the last trading day prior to the date of exercise.

REDEMPTION AND EXCHANGE OF RIGHTS

    At any time prior to the earlier of (i) the 10th business day after the Stock Acquisition Date, or (ii) the Expiration Date, the Company may redeem the Rights, in whole but not in part, at a price (the "Redemption Price") of $.01 per Right, appropriately adjusted to reflect any dividend payable in shares of Series A Preferred Stock, any subdivision or combination of the shares of Series A Preferred Stock or any similar transaction occurring after the Rights Record Date; provided, however, that under certain circumstances specified in the Rights Agreement, the Rights may not be redeemed unless there are Disinterested Directors then in office and the redemption is approved by a majority of such Disinterested Directors. As used in the Rights Agreement, the term "Disinterested Director" means any member of the Company's Board of Directors who is not affiliated with an Acquiring Person (or any affiliate or associate of an Acquiring Person) and was a member of the Company's Board of Directors prior to the time that an Acquiring Person became such and any successor of a Disinterested Director who is unaffiliated with an Acquiring Person or any affiliate or associate thereof and is recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then on the Company's Board of Directors. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. After the redemption period has expired, the Company's right of redemption may be reinstated under the circumstances specified in the Rights Agreement, which include the concurrence of a majority of the Disinterested Directors, if an Acquiring Person shall have reduced to 15% or less the number of outstanding shares of Common Stock beneficially owned by that Acquiring Person in a transaction or series of transactions not involving the Company and not constituting specified transactions. Immediately upon any redemption of the Rights (which action will be announced by the Company), the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price.

    At any time after a person or group becomes an Acquiring Person, and prior to the acquisition by that person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person, which Rights will have become void), in whole or in part, at an exchange ratio of one share of Common Stock or one one-hundredth of a share of Series A Preferred Stock (or of another class or series of the Company's Preferred Stock having equivalent rights, preferences and privileges) per Right, subject to adjustment as provided in the Rights Agreement.

AMENDMENTS TO TERMS OF THE RIGHTS

    Prior to the Distribution Date, the terms of the Rights may be amended or supplemented by the Board of Directors of the Company in any manner.

    After the Distribution Date, the provisions of the Rights Agreement may be amended or supplemented by the Board of Directors, without the consent of the holders of the Rights, in order to cure any ambiguity, inconsistency or defect or to make other changes that do not adversely affect the interests of the holders of the Rights (other than any Acquiring Person); provided, however, that the Rights Agreement cannot be amended after the Distribution Date (i) to lengthen any time period relating to when the Rights may be redeemed if at such time the Rights are not then redeemable, or (ii) to lengthen any other time period unless (1) there is then in office at least one Disinterested Director and such lengthening is approved by a majority of the Disinterested Directors then in office, and (2) such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of record of the Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). In addition, (i) from and after the Distribution Date, no supplement or amendment may be made to the Rights Agreement which supplement or amendment changes the Redemption Price, the Purchase Price or the number or kind of shares or other assets for which a Right is exercisable; (ii) the duration of the Rights may not be shortened without the written consent of the holders of record thereof (other than by redemption); and (iii) no amendment shall be made to those provisions of the Rights Agreement that require, under certain circumstances specified in the Rights Agreement, that any redemption of the Rights be authorized and approved by a majority of the Disinterested Directors then in office, unless such amendment is approved by a majority of the Disinterested Directors then in office.

EFFECT AND ADVANTAGES OF THE RIGHTS PLAN

    The Rights Plan will not prevent a bidder from making a tender offer for the Company, but may result in a higher price for all the stockholders if an offer is made. The Rights Plan is a short-term plan designed to prevent an acquirer from gaining control of the Company without offering all stockholders what the Board believes to be the full value of their investment. In particular, the Rights Plan is designed to prevent coercive or abusive takeover practices, such as two tiered, partial or "bust-up" tender offers and market sweeps. The basic objective of the Rights Plan is to encourage prospective acquirers to come forward with a sound offer at the earliest possible time and to negotiate with the Board. It is well recognized that the price an acquirer is ultimately willing to pay for a company's stock can far exceed the initial offer, especially when the acquirer must negotiate with the target's board of directors.

    The Board believes that adoption of the Rights Plan, and its subsequent extension and amendment, was an essential exercise of its fiduciary obligations to the stockholders. Such exercises of a Board's authority have been consistently supported by Delaware case law. The Delaware Supreme Court has held that adoption of a rights plan is a valid exercise of a board's business judgment. In addition, the Delaware courts, as well as courts in many other jurisdictions, have recognized the appropriateness of rights plans and their value when used in a manner consistent with the fiduciary obligations of a board of directors. The Rights Plan was not adopted or amended and extended in response to any threatened or perceived takeover threat, and the Company has no knowledge of such a threat as of the date of this Proxy Statement. The Rights Plan is not part of a plan by management to adopt a series of anti-takeover measures. However, the Company already has in place a number of Charter or By-law provisions which may be deemed to render more difficult, or discourage, takeovers or changes in control of the Company. See "--Existing Anti-Takeover Provisions." At present, management does not intend to propose other anti-takeover measures in future proxy solicitations.

DISADVANTAGES OF THE RIGHTS PLAN

    The Rights Plan could have the effect of deterring tender offers or takeover attempts, even though such an offer or attempt might appear to stockholders to be beneficial. In addition, it has been argued that rights plans, in general, have the effect of entrenching management by discouraging certain takeovers which are not favored by management.

EXISTING ANTI-TAKEOVER PROVISIONS

    As discussed more fully below, the following factors, and the potential for each to have an anti-takeover effect, should be reviewed in evaluating this proposal.

    Preferred Stock. The Company's Restated Certificate of Incorporation provides for, among other things, the issuance of up to 5,000,000 shares of Preferred Stock, $.001 par value (the "Preferred Stock"). The Preferred Stock may be issued from time to time at the discretion of the Board of Directors without stockholder approval. The Board of Directors is authorized to issue the Preferred Stock in different series and, with respect to each series, to determine the dividend rate, the redemption provisions, conversion provisions, liquidation preference, and other rights and privileges not in conflict with the Restated Certificate of Incorporation. While issuance of Preferred Stock could provide needed flexibility in connection with possible acquisitions and other corporate purposes, such issuance could also make it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company and deter an attempt to gain control of the Company. In addition, the Board of Directors, without stockholder approval, can issue shares of Preferred Stock with voting and conversion rights, which could adversely affect the voting power and other rights of the holders of Common Stock.

    Section 203 of the Delaware General Corporation Law. The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. Such section provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66.7% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person that is (i) the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) an affiliate or associate of the corporation which was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

    Change-in-Control Arrangements. The Company is a party to employment agreements with all of its executive officers. Each such agreement contains a provision which states that, in the event an officer is terminated during the six-month period following a change-in-control of the Company, the employee would be entitled to a severance payment equal to six months compensation, although two such agreements provide for severance payments equal to twelve months compensation. The purposes of such provisions are to (i) provide an incentive of stable employment to the executive officers; (ii) encourage the executive officers to focus on the business in the event of a change-in-control; and (iii) provide an incentive to the executive officers to be objective in evaluating a proposed change-in-control.

    No Stockholder Action by Written Consent. The Restated Certificate of Incorporation provides that stockholder action may be taken only at an annual or special meeting and not by written consent.

REQUIRED VOTE

    The vote of stockholders on this proposal is not binding on the Board of Directors. However, if stockholders holding a majority of the total votes eligible to be cast at the Annual Meeting vote against the proposal, the Board will consider redeeming the Rights. Pursuant to the Restated By-laws, abstentions and broker non-votes will not be deemed votes cast. The result of the vote of the stockholders will not limit or otherwise affect the power of the Board to amend or supplement the Rights Plan.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU RE-RATIFY
                         AND RE-APPROVE THE RIGHTS PLAN

                                   PROPOSAL 5

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

GENERAL

    KPMG Peat Marwick LLP have been the independent auditors of the Company since November 1, 1990 and, upon recommendation of the Audit Committee, have been appointed by the Board of Directors as the auditors for fiscal 1998. The stockholders of the Company are requested to ratify this appointment. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

REQUIRED VOTE

    The vote required to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors is an affirmative vote by stockholders holding a majority of the total votes cast in person or by proxy at the Annual Meeting. Pursuant to the Restated By-laws, abstentions and broker non-votes will not be deemed votes cast.

    Delaware law does not require the Company to submit the Board's appointment of the Company's independent auditors to the stockholders for ratification; however, the Company has chosen to do so in order to give stockholders an opportunity to express their views on the Company's independent auditors. If less than the vote required to ratify KPMG Peat Marwick LLP is received, the Board and the Audit Committee will decide whether to select other independent auditors for fiscal 1998.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
               YOU RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP
             AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 1998.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    With the exception of Proposals 2, 3 and 4 described herein, none of the directors or executive officers of the Company, none of the persons who have been directors or executive officers of the Company since May 31, 1996, no nominee for the Board of Directors and no associate of any of the foregoing, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Annual Meeting. With respect to Proposal 2, directors and officers could be deemed to have an interest in the Proposal based on the argument that classified Boards of Directors make it more difficult for the removal of directors by stockholders. With respect to Proposal 3, officers could be deemed to have an interest in the granting of options to them under the Plan. With respect to Proposal 4, directors and officers of the Company could be deemed to have an interest in such Proposal based on the argument that stockholder rights plans make it more difficult for a hostile takeover to be completed when it is opposed by management.

                              STOCKHOLDER PROPOSALS

    Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company's 1998 proxy solicitation materials must set forth such proposal in writing and file it with the Corporate Secretary of the Company on or before June 22, 1998. The Board of Directors of the Company will review any stockholder proposals which are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 1998 proxy solicitation materials.

                                  OTHER REPORTS

    The Company's Annual Report to Stockholders for the fiscal year ended May 31, 1997 has been distributed to stockholders with this Proxy Statement. Upon written request of any stockholder solicited hereby, the Company will provide, free of charge, a copy of its Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended May 31, 1997, which has been filed with the Securities and Exchange Commission. Requests should be directed to Craig E. Gosselin, Vice President, General Counsel, and Corporate Secretary, Vans, Inc., 15700 Shoemaker Avenue, Santa Fe Springs, California 90670.

                                        By Order of the Board of Directors,

                                        /s/ CRAIG E. GOSSELIN

                                        Craig E. Gosselin
                                        Vice President, General Counsel,
                                        and Corporate Secretary

                                     ANNEX I

                     PROPOSED AMENDED SECTION 1 OF ARTICLE V
                  OF THE RESTATED CERTIFICATE OF INCORPORATION

         Section 1 of Article V of the Restated Certificate of Incorporation is proposed to be amended as follows:

         "1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1998 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1999 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 2000 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number or directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected."

                                    ANNEX II

                      VANSTASTIC EMPLOYEE STOCK OPTION PLAN
                              ADOPTED JULY 22, 1997

1. PURPOSE

      a. The purpose of the Plan is to provide a means by which eligible employees of Vans, Inc., a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph l(b), may be given an opportunity to purchase stock of the Company.

      b. The word "Affiliate" as used in the Plan means any subsidiary corporation of the Company, as such term is defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

      c. The Company intends that the options issued under the Plan shall, in the discretion of the Compensation Committee of the Board of Directors of the Company (the "Committee") be either incentive stock options as that term is used in Section 422 of the Code ("Incentive Stock Options"), or options which do not qualify as incentive stock options ("Supplemental Stock Options"). All options shall be separately designated Incentive Stock Options or Supplemental Stock Options at the time of grant, and in such form as issued pursuant to paragraph 5, and a separate certificate or certificates will be issued for shares purchased upon exercise of each type of option. An option designated as a Supplemental Stock Option shall not be treated as an Incentive Stock Option.

2. ADMINISTRATION

      a.    The Plan shall be administered by the Committee.

      b. The Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            i) To determine from time to time which of the persons eligible under the Plan shall be granted options; when and how the option shall be granted; whether the option will be an Incentive Stock Option or a Supplemental Stock Option; the provisions of each option granted (which need not be identical), including the time or times during the term of each option within which all or portions of such option may be exercised; and the number of shares for which an option shall be granted to each such person; provided, however, with respect to the number of shares for which an option shall be granted, the Committee shall use the following guidelines: (i) for officers of the Company, 20% of their base salary in effect on the date of grant; (ii) for Department Heads other than officers, 15% of their base salaries on the date of grant; and (iii) for all other eligible employees, 10% of their base salary on the date of grant.

            ii) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

            iii)  To amend the Plan as provided in paragraph 10.

            iv) Generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company.

3. SHARES SUBJECT TO THE PLAN

      a. Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate Five Hundred Thousand (500,000) shares of the Company's Common Stock, $.001 par value per share ("Common Stock"), and any and all shares of Common Stock available for grants of options under the Company's 1991 Long-Term Incentive Plan (the "1991 Plan"). If any option granted under the Plan or the 1991 Plan shall for any reason expire or otherwise terminate without having been exercised in full, the Common Stock not purchased under such option shall again become available for the Plan. The maximum number of shares of Common Stock that shall be issuable upon the exercise of any and all options granted to any one individual during any fiscal year of the Company, shall be 100,000 shares.

      b. The Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

3. ELIGIBILITY

      a. Employees eligible to participate under the Plan shall be all employees who work at least 1,400 hours during each calendar year during the term of the Plan, and all full-time employees of the Company's Affiliates.

      b. No person shall be eligible for the grant of an Incentive Stock Option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant.

5. OPTION PROVISIONS

            Each option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

      a. No option shall be exercisable after the expiration of ten (10) years from the date it was granted.

      b. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted. The exercise price of each Supplemental Stock Option shall be not less than eighty-five percent (85%) of the fair market value of the stock subject to the option on the date the option is granted.

      c. The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Committee, either at the time of the grant or exercise of the option, (A) by delivery to the Company of other Common Stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Committee.

            In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

      d. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. An option which is not an Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or any transferee pursuant to a QDRO. Notwithstanding the foregoing two sentences, any option granted hereunder may, at the discretion of he Committee permit the transferability, for no consideration, of such option to any or all of the following: (i) any member of the "immediate family" of the optionee (as such term is hereinafter defined); (ii) a trust for the benefit of the optionee or a member of the immediate family of the optionee; or (iii) a partnership, the sole partners of whom are the optionee and/or members of the immediate family of the optionee. For purposes of this Section 5(d), the term "immediate family" means the spouse, stepchildren, in-laws, and lineal ascendants and descendants of the optionee.

      e. The total number of shares of stock subject to an option shall become exercisable in equal annual installments of twenty percent (20%). During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option.

      f. The Company may require any optionee, or any person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option, (l) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

      g. An option shall terminate ninety (90) days after termination of the optionee's employment or relationship as a consultant or director with the Company or an Affiliate, unless (i) such termination is due to such person's permanent and total disability, within the meaning of Section 422(c)(6) of the Code, in which case the option may, but need not, provide that it may be exercised at any time within one
            (l) year following such termination of employment or relationship as a consultant or director; or (ii) the optionee dies while in the employ of or while serving as a consultant or director to the Company or an Affiliate, or within not more than thirty (30) days after termination of such relationship, in which case the option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution. This subparagraph 5(g) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's employment.

      h. To the extent provided by the terms of an option, the optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by any of the following means or by a combination of such means: (l) tendering a cash payment; (2) authorizing the Company to withhold from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise of the stock option a number of shares having a fair market value less than or equal to the amount of the withholding tax obligation; or (3) delivering to the Company owned and unencumbered shares of the Common Stock having a fair market value less than or equal to the amount of the withholding tax obligation.

        The Committee may, on a case-by-case basis, establish option or Restricted Stock Award provisions pertaining to termination of employment, such as the extension or modification of exercise dates or vesting schedules.

6. COVENANTS OF THE COMPANY

      a. During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such options.

      b. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan or any Common Stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such options unless and until such authority is obtained.

7. USE OF PROCEEDS FROM COMMON STOCK

        Proceeds from the sale of Common Stock pursuant to options granted under the Plan shall constitute general funds of the Company.

8. MISCELLANEOUS

      a. The Committee shall have the power to accelerate the time at which an option may first be exercised or the time during which an option or any part thereof will vest pursuant to subparagraph 5(e), notwithstanding the provisions in the option stating the time at which it may first be exercised or the time during which it will vest.

      b. Neither an optionee nor any person to whom an option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

      c. Nothing in the Plan or any instrument executed or option granted pursuant thereto shall confer upon any eligible employee, any right to continue in the employ of the Company or any or shall affect the right of the Company or any Affiliate to terminate the employment of any eligible employee with or without cause. In the event that an optionee is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (i) determine whether such leave of absence will be treated as a termination of employment or relationship as consultant or director for purposes of paragraph 5(g) hereof and corresponding provisions of any outstanding options, and (ii) suspend or otherwise delay the time or times at which the shares subject to the option would otherwise vest.

      d. To the extent that the aggregate fair market value (determined at the time of grant) of stock with respect to which incentive stock options (as defined in the Code) granted after 1986 are exercisable for the first time by any optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Supplemental Stock Options.

9. ADJUSTMENTS UPON CHANGES IN STOCK

      a. If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

      b.    In the event of: (1) a dissolution or liquidation of the Company;
            (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise then to the extent permitted by applicable law:

            (i) any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (ii) such options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such options, or to substitute similar options for those outstanding under the Plan, then, with respect to options held by persons then performing services as employees, consultants or directors for the Company, the time during which such options may be exercised shall be accelerated and the options terminated if not exercised prior to such event.

10. AMENDMENT OF THE PLAN

      a. The Board of Directors of the Company (the "Board") at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

                  a) Increase the number of shares reserved for options under the Plan;

                  b) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code); or

                  c) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

      b. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the Plan and/or incentive stock options granted under it into compliance therewith.

      c. Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

11. TERMINATION OR SUSPENSION OF THE PLAN

      a. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on July 21, 2007. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

      b. Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

12. EFFECTIVE DATE OF PLAN

      a. The Plan shall become effective as determined by the Board, but no options granted under the

            Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company.

FORM
OF
PROXY

                                   VANS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 22, 1997

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned stockholder of VANS, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Proxy Statement and the Notice of the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, October 22, 1997, at 10:00 a.m., Pacific Time, at the Sheraton Cerritos Hotel, 12725 Center Court Drive, Cerritos, California, and hereby further revokes all previous proxies and appoints Gary H. Schoenfeld and Craig
E. Gosselin and each of them, as proxy of the undersigned, with full power of substitution for and in the name of the undersigned, at the Annual Meeting and any adjournments thereof with the same effect as if the undersigned were present, for the following purposes:

                  (Continued and to be signed on reverse side)

                                                                                                             Please
                                                                                                             mark your
                                                                                                             votes as    [X]
                                                                                                             indicated
                                                                                                             in this
                                                                                                             example

                                         AUTHORITY GRANTED  AUTHORITY
                                          to vote for all    WITHHELD
                                           nominees listed   to vote
                                             except as      for all                                           FOR  AGAINST  ABSTAIN
                                          indicated to the   nominees
                                           contrary below     listed.
(1)    The  election  of the  following         [ ]             [ ]     (2) An  amendment  to the  Company's  [ ]    [ ]      [ ]
       persons  as   directors  of  the                                     Restated Certificate of
       Company to serve  until the next                                     Incorporation  to provide  for a
       Annual  Meeting of  Stockholders                                     classified Board of Directors
       and   until   their   respective
       successors   are   elected   and
       qualified:

       Walter E. Schoenfeld   Gary H. Schoenfeld                        (3) Adoption   of   the   Vanstastic   [ ]    [ ]      [ ]
       George E. McCown       David E. De Loeuw                             Employee  Stock Option Plan
       Philip H. Schaff, Jr.  Wilbur J. Fix
       James R. Sulat         Kathleen M. Gardarian
       Lisa M. Douglas

       (INSTRUCTION:  To  vote  against                                 (4) A   non-binding   resolution  to   [ ]    [ ]      [ ]
       any  one  nominee,   write  that                                     re-ratify  and   re-approve  the
       nominee's   name  in  the  space                                     Company's   Stockholder   Rights
       provided below.)                                                     Plan

                                                                        (5) The    ratification    of    the   [ ]    [ ]      [ ]
       _________________________________________                            appointment    of   KPMG    Peat
                                                                            Marwick  LLP as the  independent
                                                                            auditors   of  the  Company  for
                                                                            fiscal 1998.

             THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES AND IN FAVOR OF THE ABOVE PROPOSALS, AND, AS THE PROXY DEEMS ADVISABLE, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.



Signature(s)_________________________________________Dated:_________________1997

Sign exactly as your name appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by resident or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.